Exhibit 99.2

News Release

Celanese Corporation

222 West Las Colinas Blvd.

Suite 900N

Irving, Texas 75039

Celanese Announces Pricing Terms Of Cash Tender Offer For Certain Celanese US Holdings LLC Debt Securities

DALLAS (August 24, 2023) – Celanese Corporation (NYSE: CE) (“Celanese”), a global chemical and specialty materials company, today announced the pricing terms for the previously announced cash tender offer (the “Tender Offer”) by its direct wholly-owned subsidiary Celanese US Holdings LLC (the “Company”) to purchase the outstanding notes (collectively, the “Notes” and each a “Series” of Notes) listed in the table below.

The applicable total consideration to be paid in the Tender Offer for each Series of Notes accepted for purchase was determined by reference to a fixed spread specified for such Series of Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the “Total Tender Offer Consideration”). The Reference Yields listed in the table below were determined (pursuant to the Offer to Purchase) at 10:00 a.m., New York City time, today, August 24, 2023, by the Lead Dealer Managers. The applicable Total Tender Offer Consideration for each Series of Notes includes an Early Tender Premium of $30 per $1,000 principal amount of Notes accepted for purchase by the Company.

In addition, all payments for Notes tendered on or before 5:00 p.m., New York City time, on August 23, 2023 (the “Early Tender Deadline”) that are purchased by the Company will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the early settlement date, which is currently expected to be August 25, 2023 (the “Early Settlement Date”).

The following table sets forth the aggregate principal amounts of each Series of Notes that the Company has accepted for purchase and pricing information for the Tender Offer:

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points) (1)	Aggregate Principal Amount Tendered as of the Early Tender Deadline	Aggregate Principal Amount Accepted	Final Proration Factor (2)	Total Tender Offer Consideration (3)
5.900% Senior Notes due 2024	15089Q AR5/ US15089QAR56	$2,000,000,000	1	1.750% U.S. Treasury due June 30, 2024	5.449%	45	$1,472,890,000	$1,472,890,000	100.0%	$999.92
6.050% Senior Notes due 2025	15089Q AL8/ US15089QAL86	$1,750,000,000	2	1.750% U.S. Treasury due March 15, 2025	5.203%	65	$1,030,346,000	$749,996,000	73.0%	$1,002.85
3.500% Senior Notes due 2024	15089Q AJ3/ US15089QAJ31	$500,000,000	3	2.500% U.S. Treasury due April 30, 2024	5.456%	40	$230,442,000	$27,114,000	11.9%	$983.95

(1)	Includes the Early Tender Premium of $30 per $1,000 principal amount of Notes for each Series.

(2)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

(3)	Payable for each $1,000 principal amount of applicable Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase by the Company and includes the Early Tender Premium. In addition, holders whose Notes are accepted will also receive interest on such Notes accrued to the applicable settlement date.

As previously announced, because the total aggregate principal amount of the Notes validly tendered prior to the Early Tender Deadline exceeded $2.25 billion, the Company does not expect to accept any further tenders of Notes.

The withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on August 23, 2023 and have not been extended; therefore, previously tendered Notes may no longer be withdrawn. The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on September 8, 2023, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as it may be extended, the “Expiration Date”).

Notes that have been validly tendered and not validly withdrawn at or before the Early Tender Deadline and are accepted in the Tender Offer will be purchased, retired and cancelled by the Company on the Early Settlement Date.

BofA Securities, Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC are the Lead Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities, Inc. at +1 (888) 292-0070 (toll-free) or +1 (980) 387-5602 (collect) or debt_advisory@bofa.com, J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or +1 (212) 834-3554 (collect) or TD Securities (USA) LLC (toll-free) at +1 (866) 584-2096 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (800) 317-8033 (all others, toll-free) or email CE@dfking.com.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated August 10, 2023. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, Celanese, the Celanese Board of Directors, the Lead Dealer Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Celanese

Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 13,000 employees worldwide and had 2022 net sales of $9.7 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com.

Forward-Looking Statements:

This release may contain “forward-looking statements,” which include information concerning the expected timing for completion of the Tender Offer and the expected settlement date thereof, other terms of the Tender Offer including the General Condition, and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous other factors, many of which are beyond Celanese’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in Celanese’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and Celanese undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Celanese Contacts:

Investor Relations	Media Relations – Global	Media Relations Europe (Germany)
Brandon Ayache	Brian Bianco	Petra Czugler
+1 972 443 8509	+1 972 443 4400	+49 69 45009 1206
brandon.ayache@celanese.com	media@celanese.com	petra.czugler@celanese.com